UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 24, 2011

 Stericycle, Inc.

  (Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

We held our 2011 Annual Meeting of Stockholders on May 24, 2011, at the DoubleTree Hotel Chicago O’Hare Airport-Rosemont, Rosemont, Illinois 60018:

At the meeting, stockholders voted on the following matters:

(1)

the election to our Board of Directors of the nine nominees for director named in the proxy statement for the annual meeting;

(2)

approval of our 2011 Incentive Stock Plan, under which stock options, stock appreciation rights, shares of restricted stock and restricted stock units may be awarded for up to a total of 3,000,000 shares of our common stock;

(3)

ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011;

(4)

a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote); and

(5)

a non-binding advisory resolution to recommend the frequency of a say-on-pay vote (every one, two or three years).

The results of this voting were as follows:

Election of Directors

	For	Against	Abstain	Broker Non-Vote
Mark C. Miller	67,591,363	1,362,084	46,719	7,359,201
Jack W. Schuler	67,254,394	1,726,681	19,091	7,359,201
Thomas D. Brown	68,159,423	820,732	20,011	7,359,201
Rod F. Dammeyer	67,246,945	1,733,779	19,442	7,359,201
William K. Hall	67,169,471	1,811,284	19,411	7,359,201
Jonathan T. Lord, M.D.	67,286,139	1,694,484	19,543	7,359,201
John Patience	67,601,673	1,378,902	19,591	7,359,201
James W.P. Reid-Anderson	67,534,611	1,445,774	19,781	7,359,201
Ronald G. Spaeth	67,535,975	1,444,845	19,346	7,359,201

Approval of 2011 Incentive Stock Plan

For	Against	Abstain	Broker Non-Vote
58,742,880	10,194,687	62,599	7,359,201

Ratification of Appointment of Ernst & Young LLP

	For	Against	Abstain	Broker Non-Vote
	75,384,279	944,240	30,848	--
Say-on-pay Vote	For	Against	Abstain	Broker Non-Vote
	67,495,774	1,449,090	55,302	7,359,201

Frequency of Say-on-pay Vote	1 Year	2 Years	3 Years	Abstain
	43,833,059	928,980	24,201,076	37,051

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 26, 2011	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer